AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             STEINER LEISURE LIMITED
               (Exact name of registrant as specified in charter)

  COMMONWEALTH OF THE BAHAMAS                                  98-0164731
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                           identification number)

                                   SUITE 104A
                                 SAFFREY SQUARE
                               NASSAU, THE BAHAMAS
          (Address of principal executive offices, including zip code)

                               __________________

                      1996 SHARE OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)

                               __________________

                               LEONARD I. FLUXMAN
               CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER
                         C/O CT MARITIME SERVICES, L.C.
                        1007 NORTH AMERICA WAY, 4TH FLOOR
                              MIAMI, FLORIDA 33132
          (Name and address, including zip code, of Agent For Service)

                               __________________

                                    COPY TO:
                              ROBERT C. BOEHM, P.A.
                            KELLEY DRYE & WARREN LLP
                          201 SOUTH BISCAYNE BOULEVARD
                                   SUITE 2400
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 372-2434

                               __________________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  PROPOSED MAXIMUM          PROPOSED MAXIMUM
                                                 AMOUNT TO         OFFERING PRICE               AGGREGATE              AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED(1)       PER SHARE(2)            OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Shares, par value (U.S.)              1,055,000 shares         $18.53                 $19,552,364                $5,925.00
$.01 per share
====================================================================================================================================

 (1) Such presently undeterminable number of additional Common Shares are registered hereunder as may be issued in the event of a share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders.

 (2) Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, repesents the average of (i) the exercise price of outstanding options to purchase Common Shares and (ii) the price determined pursuant to Rule 457(c) estimated based on the average of the high and low trading prices for the Common Shares on November 5, 1997 as reported on the Nasdaq National Market on the date hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Amended and Restated 1996 Share Option and Incentive Plan (the "Plan") of Steiner Leisure Limited, a Bahamian international business company (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     (c) the portions of the Proxy Statement for the Company's 1997 Annual Meeting, held on June 6, 1997, that have been incorporated by reference in the 1996 10-K; and

     (d) the description of the Company's common shares, (U.S.) $.01 par value per share (the "Common Shares"), contained in the Registration Statement on Form 8-A (File No. 0-28972) filed by the Company with the Commission on November 8, 1996 under Section 12 of the Exchange Act, there being no amendment or report filed for the purpose of updating such description.

         All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements that are modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 56 of the International Business Companies Act, 1989 of the Bahamas provides:

         (1) Subject to subsection (2) and any limitations in its Memorandum or Articles or in any unanimous shareholder agreement, a company incorporated under this Act may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who -

                  (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

                  (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

         (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

         (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

         (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

         (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

         The Amended and Restated Articles of Association of the Company (the "Articles") provide, subject to certain limitations, for indemnification to the fullest extent permitted under Bahamian law to any director, officer or liquidator of the Company and to any person serving as a director, officer or liquidator of, or in any other capacity for another entity at the request of the Company. The Articles provide that expenses of an indemnified party incurred in defending civil or criminal proceedings be paid by the Company in advance of final disposition of such proceeding upon such party undertaking to reimburse any such expense which it is ultimately determined he or she is not entitled to be indemnified against by the Company.

         The Articles also provide that the rights to indemnification provided thereunder are not exclusive of any other such right to which such persons may be entitled under any law, agreement, vote of shareholders or directors or otherwise. In addition, the Company has agreed to indemnify Leonard I. Fluxman, the Chief Operating Officer and Chief Financial Officer of the Company, and another officer of the Company, as well as a consultant to the Company, in connection with transactions relating to the organization of the Company.

         The Articles contain a provision that eliminates the liability of directors for breach of their duty as directors, provided that a director has acted honestly and in good faith with a view to the best interests of the Company and has exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Company maintains directors' and officers' liability insurance which covers the Company, its subsidiaries and the officers and directors of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacity as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this Registration Statement.

           4.1      Amended  and  Restated  Memorandum  of  Association  of  the
                    Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1, Registration No. 333-5622)

           4.2 Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10- Q for the quarter ended June 30, 1997)

           *4.3     Amended and Restated  1996  Share Option  and Incentive Plan

           *5 Opinion of Harry B. Sands & Company regarding legality of the Common Shares being registered

         *23.1 Consent of Harry B. Sands & Company (included in opinion filed as Exhibit 5)

         *23.2      Consent of Arthur Andersen LLP

          *24       Power of Attorney (included on signature page)


__________________________

         *        Filed herewith

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Commonwealth of The Bahamas on the 3rd day of November, 1997.

                                          STEINER LEISURE LIMITED


                                          By:/s/ Clive E. Warshaw
                                             ________________________________
                                              Clive E. Warshaw
                                              Chairman of the Board and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

           KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clive E. Warshaw and Leonard I.
Fluxman, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and in behalf of the undersigned as such person, any and all amendments to this Registration Statement, whether filed prior or subsequent to the time such
Registration  Statement  becomes  effective,  and to file  the  same,  with  all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and take any and all actions that may be necessary or appropriate in connection therewith. The undersigned hereby grants unto such attorney-in-fact and agent, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorney-in-fact and agent, or his substitute or substitutes may do or cause to be done by virtue of these presents.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE(S)                                 DATE
                ---------                                       --------                                 ----


 /s/ Clive E. Warshaw                       Chairman of the Board and Chief Executive            November 3, 1997
--------------------------------------        Officer (Principal Executive Officer)
Clive E. Warshaw

/s/ Leonard I. Fluxman                      Director, Chief Operating Officer and                November 5, 1997
--------------------------------------        Chief Financial Officer and Authorized
Leonard I. Fluxman                             Representative in the United States
                                               (Principal Financial and Accounting
                                               Officer)


/s/ Michele Steiner Warshaw                 Director                                             November 3, 1997
--------------------------------------
Michele Steiner Warshaw

/s/ Charles D. Finkelstein                  Director                                             November 4, 1997
--------------------------------------
Charles D. Finkelstein

/s/ Jonathan D. Mariner                     Director                                             November 4, 1997
--------------------------------------
Jonathan D. Mariner

/s/ Steven J. Preston                       Director                                             November 3, 1997
--------------------------------------
Steven J. Preston


                                                  EXHIBIT INDEX


           4.1 Amended and Restated Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1, Registration No. 333-5622)

           4.2 Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997

           *4.3   Amended  and  Restated  1996 Share Option and  Incentive  Plan

           *5 Opinion of Harry B. Sands & Company regarding legality of the Common Shares being registered

         *23.1 Consent of Harry B. Sands & Company (included in opinion filed as Exhibit 5)

         *23.2    Consent of Arthur Andersen LLP

          *24     Power of Attorney (included on signature page)


     ___________________________________

                *      Filed herewith